UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2010

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On June 15, 2010, Walter Energy, Inc. (the “Company”) announced that Mr. George R. Richmond, President and Chief Operating Officer of the Company and a director, informed the Board of Directors that he wishes to retire effective July 31, 2010. Mr. Richmond does not sit on any committees of the Board. His decision to retire from the Board is not the result of any disagreement with the Company. Additionally, the Company announced that Walt J. Scheller was named President and Chief Operating Officer of its Jim Walter Resources, Inc. subsidiary. Mr. Scheller will be responsible for the day to day operations at Jim Walter Resources’ underground mines and will have general responsibility of the Company’s surface mining, natural gas and the metallurgical coke operations.

A copy of the press release pertaining to these announcements is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: June 18, 2010	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
interim General Counsel and Secretary